Exhibit 5.1

Pearl Cohen Zedek Latzer Baratz
Advocates, Patent Attorneys & Notaries

May 6, 2015

To:

BiondVax Pharmaceuticals Ltd.

14 Einstein Street

Nes Ziona, Israel, 74036

Re: Registration Statement on Form F-1

Ladies and Gentlemen,

We have acted as Israeli counsel for BiondVax Pharmaceuticals Ltd., an Israeli company (the "Company"), in connection with the underwritten initial public offering (the "Offering") by the Company of up to an aggregate of 1,460,000 American Depository Shares (the "ADSs"), each representing 40 ordinary shares of the Company, par value NIS 0.0000001 per share (the "Ordinary Shares"), 219,000 ADSs issuable upon exercise of the underwriter's overallotment option, warrants to purchase 1,460,000 ADSs (the “Warrants”), warrants to purchase up to 219,000 ADSs issuable upon exercise of the underwriter's overallotment option at a per ADS exercise price equal to 150% of the Offering price of the ADS, the Ordinary shares underlying the American Depositary Shares issuable upon exercise of the Warrants and 73,000 warrants to purchase 73,000 ADSs issued to the underwriter of this Offering at a per share exercise price equal to 125% of the Offering price of the ADS (the "Underwriter's Warrant"). This opinion is rendered pursuant to Item 8(a) of Form F-1 of the Unites States Securities and Exchange Commission (the "SEC") and Item 601(b)(5) of the SEC's Regulation S-K under the United States Securities Act of 1933, as amended (the "Act").

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No. 333-201283), filed by the Company with the SEC and to which this opinion is attached as an exhibit (the "Registration Statement"); (ii) copies of the articles of association of the Company, as currently in effect; (iii) Form of Underwriter's Warrant attached as Exhibit 4.4 to the Registration Statement; (iv) Form of Warrant Agent Agreement Agreement attached as Exhibit 4.5 to the Registration Statement; (v) resolutions of the audit committee, compensation committee and board of directors of the Company as provided by the Company which relate to the Registration Statement and the actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Azrieli Center, Round Tower, 18th Floor | Tel-Aviv, 67021 Israel | Office: 972-3-607-3777 | Fax: 972-3-607-3778

Tel Aviv – Herzliya – Haifa – New York – Boston – London

Based upon and subject to the foregoing, we are of the opinion that subject to the approval by Board of the Offering, when issued, sold and paid for in the Offering in the manner described in the Registration Statement, each of the Ordinary Shares underlying the Offered ADS, Warrants and the Underwriter’s Warrant will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" and "Enforcement of Foreign Judgments" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Pearl Cohen Zedek Latzer Baratz
Pearl Cohen Zedek Latzer Baratz
Attorneys, Patent Attorneys and Notaries

Azrieli Center, Round Tower, 18th Floor | Tel-Aviv, 67021 Israel | Office: 972-3-607-3777 | Fax: 972-3-607-3778

Tel Aviv – Herzliya – Haifa – New York – Boston – London